EXHIBIT 10.2

Stock Option Grant

1.	Grant of Option

Advanced Magnetics, Inc., a Delaware corporation (the “Company”), hereby grants to Brian J.G. Pereira (the “Employee”), an option to purchase 43,956 shares of Common Stock, $.01 par value per share, of the Company as hereinafter set forth (the “Option”), pursuant and subject to the terms and provisions of the Company’s 2000 Stock Plan (the “Plan”). The date of grant of this Option is November 16, 2005.

All terms which are defined in the Plan shall have the same meanings herein.

2.	Vesting of Option

This Option shall be exercisable in cumulative installations on each of the following dates, as follows:

Date Exercisable	Number of Shares Exercisable
On date of grant	10,989

One year from date of grant	21,978

Two years from date of grant	32,967

Three years from date of grant	43,956

Subject to the other provisions of this Section 2 and Section 6 below, no additional shares shall vest and become exercisable between each of the vesting dates set forth above.

Notwithstanding the foregoing, this Option shall become immediately exercisable in full with respect to all 43,956 shares issuable hereunder upon the consummation of a Change of Control. A “Change of Control” shall mean the first to occur of any of the following: (a) any “person” or “group” (as defined in the Securities Exchange Act of 1934) becomes the beneficial owner of a majority of the combined voting power of the then outstanding voting securities with respect to the election of the Board of Directors of the Company; (b) any merger, consolidation or similar transaction involving the Company, other than a transaction in which the stockholders of the Company immediately prior to the transaction hold immediately thereafter in the same proportion as immediately prior to the transaction not less than 50% of the combined voting power of the then voting securities with respect to the election of the Board of Directors of the resulting entity; (c) any sale of all or substantially all of the assets of the Company; or (d) any other acquisition by a third party of all or substantially all of the business or assets of the Company, as determined by the Board of Directors of the Company, in its sole discretion.

Stock Option Agreement	Confidential Document	1

61 Mooney Street Cambridge, MA 02138 Tel: [617] 497-2070 Fax: [617] 547-2445

Advanced Magnetics, Inc.

3.	Term of Option

This Option shall terminate in ten (10) years on November 16, 2005.

4.	Exercise Price

The exercise price of this Option shall be nine dollars and ten cents ($9.10) per share.

5.	Exercise and Payment

(a)

Method of Payment. This Option shall be exercisable by delivery to the Company of written notice of exercise, specifying the number of shares for which this Option is being exercised (subject to Section 2 hereof), together with payment to the Company for the total exercise price thereof in cash, by check or, subject to the Company’s approval, by Common Stock of the Company owned by the Employee for more than six (6) months, or by some combination thereof.

(b)

Valuation of Shares Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock which may be delivered to the Company in exercise of this Option shall be determined in good faith by the Board of Directors of the Company, or, in the absence of such determination, shall be equal to the closing price of a share of the Company’s Common Stock as reported on the American Stock Exchange on the date of exercise of this Option.

(c)

Delivery of Shares Tendered in Payment of Purchase Price. If the Company permits the Employee to exercise Options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Employee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this Option.

(d)

Use of Statutory Option Stock. Without derogating from the foregoing, "statutory option stock" (as defined below) may be tendered in payment of the exercise price of this Option even if the stock to be so tendered has not, at the time of tender, been held by the Employee for the applicable minimum statutory holding period required to receive the tax benefits afforded under Section 421(a) of the Code with respect to such stock. The Employee acknowledges that the tender of such “statutory option stock” may have adverse tax consequences to the Employee. As used above, the term "statutory option stock" means stock acquired through the exercise of a qualified stock option, incentive stock option, restricted stock option or an option granted under an employee stock purchase plan. The tender of statutory option stock in payment of the exercise price of this Option shall be

Stock Option Agreement	Confidential Document	2

61 Mooney Street Cambridge, MA 02138 Tel: [617] 497-2070 Fax: [617] 547-2445

Advanced Magnetics, Inc.

accompanied by written representation (in form satisfactory to the Company) stating whether such stock has been held by the Employee for the applicable minimum statutory holding period.

6.	Effect of Termination of Employment or Death

This Option shall not be assignable or transferable either voluntarily or by operation of law, except as set forth in this Section 6.

In the event the Employee during his or her lifetime ceases to be an employee of the Company or of any subsidiary for any reason, other than death, disability, termination by the Company without “cause,” or termination by the Employee for “good reason” (each as defined in the Employment Agreement dated as of November 22, 2005 by and between the Company and the Employee (the “Employment Agreement”)), any unexercised portion of this Option which was otherwise exercisable on the date of termination of employment shall expire unless exercised within three months of that date, but in no event after the expiration of the term hereof.

In the event the Company terminates the Employee’s employment with the Company without “cause” or the Employee terminates his employment for “good reason” (each as defined in the Employment Agreement), this Option shall become exercisable in full with respect to all 43,956 shares covered hereby as of the effective date of such termination.

In the event of the death or disability of the Employee (i) while an employee of the Company or any subsidiary, or (ii) during the three-month period following termination of his or her employment for any reason other than death or disability, this Option shall be exercisable for the number of shares otherwise exercisable on the date of death, disability or termination, by the Employee or his or her personal representatives, heirs or legatees, as the case may be, at any time prior to the expiration of one (1) year from the date of the death or disability of the Employee, but in no event after the expiration of the term hereof.

Notwithstanding the foregoing, if the Employee, prior to the termination date of this Option, violates the confidentiality provisions of the Employment Agreement or any confidentiality or other agreement between the Employee and the Company, the right to exercise this Option shall terminate immediately upon written notice to the Employee from the Company describing such violation.

7.	Employment

Nothing contained in this Option or in the Plan shall be construed as giving the Employee any right to be retained in the employ of the Company or any of its subsidiaries.

8.	Withholding Taxes

Stock Option Agreement	Confidential Document	3

61 Mooney Street Cambridge, MA 02138 Tel: [617] 497-2070 Fax: [617] 547-2445

Advanced Magnetics, Inc.

The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to exercise of this Option.

9.	Plan Provisions

Except as otherwise expressly provided herein, this Option and the rights of the Employee hereunder shall be subject to and governed by the terms and provisions of the Plan, including without limitation the provisions of Section 4 thereof.

10.	Employee Representation; Stock Certificate Legend

The Employee hereby represents that he or she has received and read the Prospectus filed with the Securities and Exchange Commission as a part of the Registration Statement on Form S-8, which registered the shares under the Plan.

If the Employee is an "affiliate" of the Company (as defined in Rule 144 promulgated under the Securities Act of 1933), all stock certificates representing shares of Common Stock issued to such Employee pursuant to this Option shall have affixed thereto legends substantially in the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, transferred or assigned unless such shares are registered under the Act or an opinion of counsel, satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Act."

11.	Notice

Any notice required to be given under the terms of this Option shall be properly addressed as follows: to the Company at its principal executive offices, and to the Employee at his or her address set forth below, or at such other address as either of such parties may hereafter designate in writing to the other.

12.	Qualification under Section 422

It is understood and intended that this Option shall qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code. Accordingly, the Employee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of this Option within the one (1) year period beginning on the day after the day of the transfer of such shares to him or her, nor within the two (2) year period beginning on the day after the grant of this Option. If the Employee intends to dispose or does dispose (whether by sale, exchange, gift, transfer or otherwise) of any such shares within said periods, he or she will notify the Company within thirty (30) days after such disposition.

Stock Option Agreement	Confidential Document	4

61 Mooney Street Cambridge, MA 02138 Tel: [617] 497-2070 Fax: [617] 547-2445

Advanced Magnetics, Inc.

13.	Enforceability

This Option shall be binding upon the Employee, his or her estate, and his or her personal representatives and beneficiaries.

14.	Effective Date

The effective date of this Option is the date of grant (November 16, 2005).

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Stock Option Agreement	Confidential Document	5

61 Mooney Street Cambridge, MA 02138 Tel: [617] 497-2070 Fax: [617] 547-2445

Advanced Magnetics, Inc.

IN WITNESS WHEREOF, this Option has been executed by a duly authorized officer of the Company as of the effective date.

Advanced Magnetics, Inc.

By: /s/ Michael N. Avallone
Michael N. Avallone
Chief Financial Officer

Employee’s Acceptance:

The undersigned hereby accepts this Option and agrees to the terms and provisions set forth in this Option and in the Plan (a copy of which has been delivered to him/her).

/s/ Brian J.G. Pereira

(Signature of Employee)

Brian J.G. Pereira

(Print Name of Employee)

Address: 54 Rowena Road Newton, MA 02459

Date: November 22, 2005

Stock Option Agreement	Confidential Document	6

61 Mooney Street Cambridge, MA 02138 Tel: [617] 497-2070 Fax: [617] 547-2445